UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2018

THE CHEFS’ WAREHOUSE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	001-35249 (Commission File Number)	20-3031526 (IRS Employer Identification No.)

100 East Ridge Road Ridgefield, Connecticut (Address of Principal Executive Offices)		06877 (Zip Code)

Registrant’s telephone number, including area code: (203) 894-1345

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As part of the previously announced Cooperation Agreement, dated January 15, 2018, between The Chefs’ Warehouse, Inc. (the “Company”) and an investor group led by Legion Partners, the Company agreed to reduce the size of its board of directors by one director immediately following the 2018 annual meeting.  In order to accomplish this commitment, the Company’s board of directors has determined that John DeBenedetti will not stand for reelection at the 2018 annual meeting.  On April 19, 2018, Mr. DeBenedetti resigned from the board, effective immediately, in anticipation of the end of his term, to pursue other interests.

The Company issued a press release announcing Mr. DeBenedetti’s resignation on April 20, 2018. A copy of this press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated April 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel, Corporate Secretary, and Chief Government Relations Officer

Date: April 20, 2018